UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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Symantec Corporation
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The following is a presentation to investors which Symantec Corporation (“Symantec”) began using today in connection with its solicitation of proxies for its 2017 Annual Meeting of Stockholders. In this presentation, Symantec reaffirms its financial guidance for the full fiscal year 2018 provided on its earnings call on August 2, 2017.

In-Season Stockholder Engagement Fall 2017

Forward Looking Statements This presentation contains statements regarding our projected financial and business results, which may be considered forward-looking within the meaning of the U.S. federal securities laws, including statements regarding our financial guidance and goals (as a combined company and by segment), including our projected revenue and earnings growth and the timing of same; statements regarding the implementation of our strategy to cross-sell and to bundle and upsell to existing and potential customers; and statements regarding our cash flow and targeted cost savings and synergies. These statements are subject to known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from results expressed or implied in this presentation. Such risk factors include those related to: changes in certificate authority standards that impact our website security business; the retention of employees of acquired companies and the ability of Symantec to successfully integrate acquired companies and to achieve expected benefits; general economic conditions; fluctuations and volatility in Symantec’s stock price; the ability of Symantec to successfully execute its strategic plans; the ability to maintain customer and partner relationships; anticipated growth of certain market segments; our sales pipeline and business strategy; the competitive environment in the industries in which we operate; fluctuations in tax rates and currency exchange rates; the timing and market acceptance of new product releases and upgrades; and the successful development of new products and integration of acquired businesses, and the degree to which these products and businesses gain market acceptance. Actual results may differ materially from those contained in the forward-looking statements in this presentation. Additional information concerning these and other risk factors is contained in the Risk Factors section of our Form 10-K for the fiscal year ended March 31, 2017. Any information regarding pre-release of Symantec offerings, future updates or other planned modifications is subject to ongoing evaluation by Symantec and therefore subject to change. This information is provided without warranty of any kind, express or implied. Customers who purchase Symantec offerings should make their purchase decision based upon features that are currently available.

Use of GAAP and Non-GAAP Financial Information Unless otherwise indicated all numbers presented are non-GAAP. All revenue growth rates are presented in constant currency unless stated otherwise. To calculate constant currency, current and comparative prior period results for entities reporting in currencies other than U.S. dollars are converted into U.S. dollars at the current exchange rates in effect during the respective prior period. Our results of operations have undergone significant change due to the impact from a series of acquisitions, stock-based compensation, discontinued operations, restructuring, transition and other costs and other corporate charges. To help our readers understand our past financial performance and our future results, we supplement the financial results that we provide in accordance with generally accepted accounting principles, or GAAP, with non-GAAP financial measures. The method we use to produce non-GAAP results is not computed according to GAAP and may differ from the methods used by other companies. Our non-GAAP results are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. Our management regularly uses our supplemental non-GAAP financial measures internally to understand, manage and evaluate our business and make operating decisions. These non-GAAP measures are among the primary factors management uses in planning for and forecasting future periods. Reconciliations for certain forecasted ranges of non-GAAP guidance are not included in this presentation or on the investor relations’ page of our website because it would be unreasonably burdensome to do so. Investors are encouraged to review all other reconciliations of our non-GAAP financial measures to the comparable GAAP results, which can be found, along with other financial information, on the investor relations’ page of our website at www.Symantec.com/invest and in the appendix to this presentation.

Symantec

# Largest Pure-Play Cybersecurity Company in the World[1]

***Global cybersecurity leader protecting enterprises, governments and consumers***

| 175M | >$5B | 90% | 350K+ |
|---|---|---|---|
| endpoints under protection | FY18E Revenue | of Fortune 1000 | customers worldwide |

Symantec | BLUE COAT

## Enterprise Security

- ✓ Integrated Cyber Defense leadership across web, users, information and messaging
- ✓ #1 market share across six Enterprise Security products
- ✓ Expected FY18 Financial Profile:
  - Revenue: ~$3B
  - Operating Margin: High 20's

Norton by Symantec | LifeLock

## Consumer Digital Safety

- ✓ Established Digital Safety category; protecting consumers' information, devices and identities
- ✓ Combined demand generation drives customer acquisition; customers are expected to retain identity protection even when they switch hardware
- ✓ Expected FY18 Financial Profile:
  - Revenue: >$2B
  - Operating Margin: Mid 40's

[1]Symantec is the largest cybersecurity company in the world by revenue
Source: IDC, Gartner and Company estimates
Note: All numbers presented are non-GAAP unless otherwise indicated. Projection periods do not reflect the divestiture of our Website Security and related PKI assets and the adoption of ASC 606 or 842 and are dependent on revenue mix and growth, macro conditions and do not represent projections or guidance for a particular period. Actual results for a particular period may differ materially due to a variety of factors listed in Symantec's SEC filings. Past performance is not an indicator or guarantee of future performance.

Copyright © 2017 Symantec Corporation

4

Symantec’s Transformation Fiscal Year 2017 was a transformative year for Symantec, defined by a focus exclusively on cybersecurity, a major operational initiative to reduce costs and complexity, two transformative acquisitions and a significant realignment of our executive leadership Jan ‘16 Feb Mar Apr May Jun Jul Aug Sept Oct Nov Dec Jan ‘17 Feb Mar Completed sale of Veritas information management business Announced CEO transition process Announced intent to acquire Blue Coat for $4.65B and to appoint Greg Clark (Blue Coat’s then-CEO) as our CEO Announced intent to appoint Mike Fey (Blue Coat’s then-president and COO) as our President and COO Completed the Blue Coat acquisition and announced Mr. Clark as CEO and Mr. Fey as President and COO Announced intent to acquire LifeLock, Inc. for $2.3B Completed the acquisition of LifeLock, Inc. Announced Nick Noviello as Executive Vice President and CFO Fiscal Year 2017 In Fiscal Year 2018, our management team is focused on executing our strategy to realize the full benefits of our transformation Announced target cost savings of approximately $400M by end of FY18

Experienced management team with proven operational success and deep cybersecurity knowledge – focused on disciplined execution during this critical time for the business Best-in-Class Management Team Greg Clark (CEO) Roxanne Divol (EVP Website Security) Amy Cappellanti-Wolf (Chief HR Officer) Fran Rosch (EVP Consumer) Scott Taylor (EVP & General Counsel) Mike Fey (President & COO) Nick Noviello (EVP & CFO) Hugh Thompson (CTO) Matt MacKenzie (Chief of Staff) = Former Blue Coat Executives = Continuing Symantec Executives

Relentless Focus on Disciplined Execution In Fiscal Year 2018 Aligned, integrated sales organization and channel Strong cross-sell, refresh, renewal opportunity FY18 acquisition adjusted organic revenue growth in the mid single digits and operating margins in the high 20’s Following the Fiscal Year 2017 transformation, we are in execution mode to fundamentally transform Symantec Upsell bundles in existing installed base, increased ARPU and strong retention Revenue growth adjusted for acquisitions in 1H FY18 acquisition adjusted organic revenue growth in the low single digits and operating margins in the mid 40’s Enterprise Security – Entering FY18 in a Strong Position Consumer Digital Safety – Entering FY18 in a Strong Position Investment Thesis for the New Symantec: Well positioned for sustainable mid to high single digit organic revenue growth Fundamental operational improvements in flight and expected to result in industry-leading operating margins Operating leverage combined with disciplined capital allocation expected to drive low-teens earnings growth Strong cash flow; multiple levers to enhance stockholder value Note: All numbers presented are non-GAAP unless otherwise indicated. Projection periods do not reflect the divestiture of our Website Security and related PKI assets and the adoption of ASC 606 or 842 and are dependent on revenue mix and growth, macro conditions and do not represent projections or guidance for a particular period. Actual results for a particular period may differ materially due to a variety of factors listed in Symantec’s SEC filings. Past performance is not an indicator or guarantee of future performance.

# Financial Transformation - Fiscal Years 2016 – 2018E

***Fiscal Year 2017 performance validates our transformation and growth strategy; builds momentum for execution in Fiscal Year 2018 and beyond***



20%
'16 – '18
CAGR
$3,600
$4,163
$5,210
FY16A [1]
FY17A [1]
FY18E [1]

### Revenue Growth

**Achieved** original revenue outlook for FY17

Acquisition adjusted organic growth for both Enterprise and Consumer Digital Safety segments expected in FY18



38%
'16 – '18
CAGR
$1,026
$1,194
$1,902
[VALUE]
29%
36.5%
FY16A [1]
FY17A [1]
FY18E [1]

### Operating Income Growth, Margin Expansion

**Overachieved** operating margin expectations in FY17

FY18 execution plan in place to achieve remaining cost savings from prior initiatives, synergies from acquisitions



35%
'16 – '18
CAGR
$1.03
$1.18
$1.84
FY16A
FY17A
FY18E

### Significant EPS Growth

**Exceeded** original non-GAAP EPS guidance in FY17

Acquisition adjusted revenue growth, cost savings, synergies together are expected to **generate greater than 50% EPS** growth in FY18



69%
25%
17%
Symantec
S&P Info Tech
S&P 500

### FY17 TSR Outperformance

Significantly **outperformed** the S&P Information Technology Index and the broader S&P 500

[1] In millions

Fiscal 2018E is projected based on the midpoint of guidance

Note: All numbers presented are non-GAAP unless otherwise indicated. Projection periods do not reflect the divestiture of our Website Security and related PKI assets and the adoption of ASC 606 or 842 and are dependent on revenue mix and growth, macro conditions and do not represent projections or guidance for a particular period. Actual results for a particular period may differ materially due to a variety of factors listed in Symantec's SEC filings. Past performance is not an indicator or guarantee of future performance.

Copyright © 2017 Symantec Corporation

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Symantec Follows Compensation Governance Best Practices The following factors demonstrate our continued and heightened commitment to pay-for-performance and governance best practices: We reward performance that meets our predetermined goals We cap payouts to discourage excessive or inappropriate risk taking by our NEOs We have a representative and relevant peer group and reevaluate the peer group annually, at a minimum We have long-standing significant stock ownership guidelines for our executives and directors We have adopted a comprehensive “clawback” policy Only double-trigger change in control provisions apply to our regular compensation programs We limit any potential severance payments to not more than: 1x our executive officers’ total target cash compensation 2x our current CEO’s total base salary We seek feedback on executive compensation through stockholder engagement We require one-year minimum vesting on stock options and stock appreciation rights (SAR) awards What We Do Not Do What We Do We do not pay out performance-based cash or equity awards for unmet performance goals Our compensation plans do not have minimum guaranteed payout levels We do not permit short-sales, hedging or pledging of our stock We do not provide tax gross-ups for our NEOs We do not provide material perquisites We do not permit repricing of stock options without stockholder approval We do not permit the payment of dividend or dividend equivalents on unvested equity awards1 1 Subject to stockholder approval of Proposal 3

# Fiscal Year 2017 Compensation Design Reflects and Reinforces Unique Transformational Period for Symantec

***Design aligned to stockholder value generation***

## Transformational Event

**Cost Savings Plan**
- **February 4, 2016**: Symantec announces that it is targeting cost savings of ~$400M to be achieved by the end of FY18

**Blue Coat Acquisition**
- **June 2, 2016**: Blue Coat files Form S-1 Registration Statement in anticipation of initial public offering
- **June 12, 2016**: Symantec announces Blue Coat acquisition, with expected $150M in run-rate cost synergies by the end of FY18, and enters into employment agreement with then-CEO of Blue Coat
- **July 11, 2016**: Symantec announces appointment of then-President and COO of Blue Coat as its President and COO upon closing of the acquisition
- **August 1, 2016**: Symantec closes Blue Coat transaction and assumes outstanding Blue Coat equity awards; former Blue Coat CEO, President and COO and CFO become Symantec CEO, COO and Chief Integration Officer, respectively
- **December 1, 2016**: Former Blue Coat CFO becomes Symantec CFO

**LifeLock Acquisition**
- **November 20, 2016**: Symantec announces LifeLock acquisition, with expected annual cost synergies of $30M by end of FY18, and increasing to $80M by end of FY20
- **February 9, 2017**: Symantec closes LifeLock acquisition and assumes outstanding LifeLock equity awards

## Link to Compensation

**Annual Incentive Plan**
- Original plan was set **prior to Blue Coat** acquisition
- **Revised goals upward** to reflect Blue Coat, and updated cost savings and synergy impacts on financial plan **while limiting upside opportunity in payouts**
- **LifeLock was not included** in the annual incentive plan as acquisition closed in month 11 of the fiscal year

**Equity Incentives**
- Established FY17 PRU design to align with original cost reduction plan prior to Blue Coat and LifeLock acquisitions; **unique plan design intended to strongly reinforce profitability improvement over a two-year timeframe**
- **Adjusted incentive targets upward** to reflect acquisitions and synergy commitments
- Performance metric revised after acquisitions to FY18 operating income to **directly align executives' rewards with transformation goals** as established with new leadership

Copyright © 2017 Symantec Corporation
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# Fiscal Year 2017 Compensation Design Reflects and Reinforces Unique Transformational Period for Symantec

***Our Fiscal Year 2017 compensation program design was impacted by, and reflects, the business transformation***

Jan '16 — Announced target cost savings of approximately $400M by end of FY18

Jun — Blue Coat filed S-1 in anticipation of initial public offering

Jun — Announced intent to acquire Blue Coat for **$4.65B** and to appoint Greg Clark (Blue Coat's then-CEO) as our CEO

Aug — **Completed Blue Coat acquisition; Mr. Clark became CEO and Mike Fey became President and COO**

Nov — Announced intent to acquire LifeLock for **$2.3B**

Feb — **Completed the acquisition of LifeLock**

Jan '16 | Feb | Mar | Apr | May | Jun | Jul | Aug | Sept | Oct | Nov | Dec | Jan '17 | Feb | Mar | Apr | May | Jun

## Compensation Actions

Jun — FY17 PRUs granted, reflecting cost savings plan

Jun —
- Mr. Clark enters into employment agreement for role as SYMC CEO, which mirrors agreement Mr. Clark had entered into in November 2015 in anticipation of a Blue Coat public offering; in addition, the cash retention award included in Mr. Clark's Blue Coat agreement was converted to an equity retention award
- Blue Coat awards PRUs and RSUs to Blue Coat CEO, COO and CFO on same terms as awarded to SYMC executives (**FY17 PRUs designed to incentivize previously announced cost savings plan and reinforce business transformation**)
- As part of acquisition negotiation, Blue Coat awarded price adjustment PRUs and RSUs to Blue Coat CEO and COO, and price adjustment RSUs to CFO

Aug — At close of transaction:
- SYMC assumes PRU and RSU awards granted by Blue Coat
- SYMC assumes Blue Coat CEO's vested options, subject to new vesting terms

Dec — Annual incentive targets **adjusted upward** to reflect impact of Blue Coat and updated cost savings and synergy impacts on financial plan; **max payout reduced** to reflect shorter remaining performance period

Mar — FY17 PRU incentive targets **adjusted upward** to reflect Blue Coat and LifeLock acquisitions and related synergy commitments and their impact on FY18 operating income

Jun — FY18 PRUs granted using **historical metrics of FY18 EPS and 2- and 3-year relative TSR**

Fiscal Year 2017

Copyright © 2017 Symantec Corporation

11

Symantec

# FY17 Compensation Program Aligns Pay with Performance

***FY17 compensation program outcomes reflected superior performance, aligned our executive's interests with those of our stockholders; long term element incentivizes management to focus on execution phase of our transformation***

| Pay Component | Key Characteristics | Link to Performance | Actual Performance | Award Outcome |
|---|---|---|---|---|
| **Base Salary** | • Aligned with role, contributions and competitive market practice | • Supports attraction and retention of talent | | |
| **Annual Incentive Plan** | • 50% Non-GAAP Operating Income<br>• 50% Non-GAAP Revenue<br>• Individual performance modifier<br>• Maximum payout is 150% of target | • Provides a strong focus on cost control, aligns with execution of transformation strategy<br>• Encourages overall company growth, a key stockholder value driver | • Non-GAAP operating income was 105% of the targeted performance level*<br>• Non-GAAP revenue was 100% of the targeted performance level* | • Non-GAAP operating income funded at 125.8% of target and non-GAAP revenue funded at 100% of target<br>• The Compensation Committee exercised negative discretion and approved a funding level of 111.5% of target, slightly below the formulaic payout* |
| **Long-Term Incentive Plan** | 70% PRUs<br>• **FY17 PRUs:**<br>  • FY18 Non-GAAP Operating Income<br>  • Maximum payout is 300% of target<br>  • Earned shares above 250% paid at end of FY19 | • Provides a strong focus on cost control, aligns with execution of transformation strategy | • **FY15 PRUs:** FY15 EPS performance for **FY15-FY17 cycle** was just under target<br>• TSR results versus the S&P 500 were above median and near the 90th percentile for the 2- and 3-year relative TSR measurement cycles | • **FY15 PRU grants** were earned at just above 125% of the target shares granted |
| | 30% RSUs<br>• Time-based vesting | • Promotes retention and stockholder alignment | | |

*See Proxy Statement "Compensation Components — II. Executive Annual Incentive Plan" for a description of non-GAAP operating income and non-GAAP revenue. See also "Compensation Components — III. Equity Incentive Awards" for a description of Fiscal Year 2017 PRU grants, which are eligible to be earned only if we achieve a threshold of non-GAAP operating income at the end of Fiscal Year 2018.

Copyright © 2017 Symantec Corporation

12

FY18 compensation program reflects a return to our more traditional incentive plan approach and is designed to reward achievement of challenging performance goals that align with our long term business strategy FY18 Compensation Program Overview Base Salary Aligned with role, contributions and competitive market practice Supports attraction and retention of talent Annual Incentive Plan 50% Non-GAAP Operating Income 50% Non-GAAP Revenue Individual performance modifier Maximum payout is 200% of target Provides a strong focus on cost control, aligns with execution of transformation strategy Encourages overall company growth, a key stockholder value driver Fiscal 2018 Target Total Direct Compensation Mix (CEO)1 Long-Term Incentive Plan 30% RSUs Time-based vesting 70% PRUs FY18 Non-GAAP EPS (50%) and relative TSR vs. the Nasdaq 100 over 2- and 3-year time periods (50%) Maximum payout is 200% of target Focuses executives on income growth, and aligns executives’ interests with stockholders’ long-term interests Promotes retention and stockholder alignment Pay Component Key Characteristics Link to Performance 1 CEO Compensation Mix calculated based on annual Base Salary, target Annual Incentive and Grant Date Fair Values of RSUs and PRUs

Long-Term Equity Design Directly Aligns with Stockholders Performance-Based Restricted Stock Unit (PRU) Award Timeline Performance Period Metric: FY18 Non-GAAP Operating Income FY18 End (March 2018) 2018 Fiscal Year End Payout range of 0% to 250% 2019 Fiscal Year End Payout in Excess of 250% FY19 End (March 2019) FY17 End (March 2017) FY16 End (March 2016) FY17 Award Granted 2020 Fiscal Year End FY18 Award Payout in Full 2020 Fiscal Year End Metric: 25% 3-year relative TSR FY18 End (March 2018) FY19 End (March 2019) FY17 End (March 2017) FY18 Award Granted FY20 End (March 2020) Performance Period Metric: 50% FY18 Non-GAAP EPS Additional Time-Based Vesting Period 2019 Fiscal Year End Metric: 25% 2-year relative TSR Additional Time-Based Vesting Period FY18 Design: Execution of Long Term Business Strategy FY17 Design: Execution of Business Transformation

Strategic Use of Equity Incentives In addition, in recent years our gross burn rate has been decreasing4 -22% -18% Our Board of Directors takes seriously its commitment to stockholders to use equity responsibly Broad Based Use of Equity 1 Over the last two fiscal years 2 As of July 19, 2017 3 Decreased from 694,669,327 common shares outstanding as of end of FY14 to 608,019,112 common shares outstanding as of end of FY17 4 This graph only includes awards granted by Symantec and does not include awards assumed in acquisitions (e.g., Blue Coat or LifeLock) of new hires1 35% of employees at all levels globally1 40% of employees own unvested equity in our company2 70% We award equity to a broad-based section of our employee base, which positions us for success in attracting, engaging and retaining key employee talent globally including in many highly competitive markets We have created a culture of ownership – in most levels of the organization and across the vast majority of countries in which we operate Thoughtful Capital Allocation We intend to reduce the potential dilutive effect of the issuance of additional equity incentives to employees through stock repurchases reduction in common shares outstanding3 12.5% We are committed to the responsible use of equity

Overhang Impacted Due to Transformation Assumption of the Blue Coat and LifeLock awards will continue to impact our overhang Excluding those awards, our total dilution (already outstanding awards + new request and existing share reserve) is reasonable for a company in our industry Including Awards Assumed from Excluding Awards Assumed from Full Value Awards Outstanding 31.5M 22.5M Options Outstanding 18.3M 90K New Request + Existing Shares 26.3M 26.3M Total Allocation 76.1M 49.7M Dilution1 12.5% 8.0% & & We are committed to using equity responsibly 1 Basic dilution based on 611,095,925 shares outstanding as of July 19, 2017 In order to attract, retain and incentivize key talent during Symantec’s transformation, the Board made the strategic decision to assume certain Blue Coat and LifeLock equity awards

A modest 8,000,000 shares to enable us to make estimated FY19 equity grants in June 2018; A prohibition on dividend payments on unvested equity awards under the 2013 Plan; and A requirement that all awards granted under the 2013 Plan shall be subject to our insider trading and recoupment policies in accordance with the clawback policy adopted by the Board. We are asking stockholders to approve the following amendments to the 2013 Plan: Amendments to the 2013 Equity Incentive Plan Promotion of Good Compensation Practices The 2013 Plan is designed to promote good compensation practices and play an important part of our pay-for-performance philosophy No “evergreen” provision No “fungible share reserve” No discounted options or SARs One year minimum vesting on options and SARs Repricing prohibited No recycling or liberal share counting The Board unanimously recommends that you vote FOR the approval of the amendments to the 2013 Equity Incentive Plan Promotion of Accountability and Transparency To increase accountability and transparency, the Board has determined to seek stockholder approval for smaller increases in the number of shares for reserve and issuance and, as a result, present proposals to stockholders on such increases on a more frequent basis going forward This approach gives stockholders a more frequent opportunity to evaluate and vote on our usage of equity compensation Our current reserve of shares plus this year’s request, if approved, is expected to be sufficient for equity awards to employees across our company for at least one year, at which point we anticipate we will request stockholders approve additional shares

Symantec’s Independent and Highly-Qualified Board All directors except the CEO are independent Separate Chairman / CEO Board committees 100% independent Independent directors meet regularly in Executive Session Annual Board and committee self-evaluations Governance Best Practices Our Board’s diverse and complementary skills align with the company’s business strategy David W. Humphrey Managing Director, Bain Capital Geraldine B. Laybourne Chairman of the Board, Katapult Studio Greg S. Clark Chief Executive Officer, Symantec Daniel H. Schulman Chairman of the Board; President and CEO, PayPal Holdings Frank E. Dangeard Managing Partner, Harcourt Kenneth Y. Hao Managing Partner and Managing Director, Silver Lake Partners David L. Mahoney Director Robert S. Miller President and CEO, International Automotive Components Group Anita M. Sands Director V. Paul Unruh Director Suzanne M. Vautrinot President, Kilovolt Consulting Annual election of directors Risk oversight by full board and committees Stockholder ability to call special meetings, with 15% threshold Stockholder ability to act by written consent Proxy access right Director Qualifications & Experience Business Combination & Partnerships Financial Global Diversity: 36% of our Board is diverse by race or gender Industry & Technology Leadership Public Company Board The Board recommends a vote FOR the election of each of the eleven nominated directors 1 Diversity defined as women and ethnic minorities

FOR election of each of the nominees to the Board FOR ratification of the appointment of KPMG LLP as Symantec’s independent registered public accounting firm for FY18 FOR amendments to the 2013 Equity Incentive Plan FOR advisory vote on executive compensation For ANNUAL advisory vote on executive compensation We Request Your Support at Our 2017 Annual Meeting on October 5, 2017 In 2017, we were in the midst of a critical transformation that required extraordinary leadership We designed our executive compensation program and made decisions to incentivize our executives to execute on our transformation objectives while maintaining our longstanding commitment to pay for performance We ask for your support at our 2017 annual stockholder meeting on the following management proposals: Please vote AGAINST the two stockholder proposals as recommended by our Board and described in the Proxy

Appendix

GAAP RESULTS RECONCILED TO NON-GAAP RESULTS ($ in millions, except per share data, unaudited) Net Revenue Reconciliation Year ended 42825 42461 GAAP net revenues $4,019 $3,600 Adjustments: Deferred revenue fair value adjustment 144 0 Non-GAAP net revenues $4,163 $3,600 Operating Income Reconciliation Year ended 42825 42461 GAAP operating income $-,100 $457 Adjustments: Gross profit adjustment: Deferred revenue fair value 144 0 Unallocated corporate charges 0 22 Stock-based compensation 21 10 Amortization of intangible assets 146 28 Inventory fair value adjustment 24 0 Operating expense adjustment: Unallocated corporate charges 0 164 Stock-based compensation 419 152 Amortization of intangible assets 147 57 Restructuring, separation, transition, and other 273 136 Acquisition and integration costs 120 0 Non-GAAP operating income $1,194 $1,026 EPS Reconciliation Year ended 42825 42461 GAAP net income (loss) per share $-0.17 $3.71 Adjustments: Total income adjustment from continuing operations per share 1.56 2.2599999999999998 Total income (loss) adjustment from discontinued operations per share -0.21 -4.9400000000000004 Non-GAAP net income per share $1.1800000000000002 $1.0299999999999994